CERTIFICATE OF MERGER

                                       OF

               SPORTS MARKETING & TELEVISION INTERNATIONAL, INC.

                                      AND

                             SMTI ACQUISITION CORP.


To the Secretary of State
State of Connecticut


          Pursuant to the provisions of the Stock Corporation Act of the State of Connecticut governing the merger of one or more domestic corporations with and into a foreign corporation, it is hereby certified that:

          1. The names of the merging corporations are Sports Marketing & Television International, Inc., which is a business corporation organized under the laws of the State of Connecticut, and which is to be the terminating corporation, and SMTI Acquisition Corp., which is a business corporation organized under the laws of the State of Delaware, and which is to be the surviving corporation.

          2. Annexed hereto and made a part hereof is the Plan of Merger for merging Sports Marketing & Television International, Inc. with and into SMTI Acquisition Corp. as approved by resolution of the Board of Directors of each of said merging corporations.

          3. The shareholder vote required to approve and adopt the Plan of Merger upon behalf of Sports Marketing & Television International, Inc. is 2,667 votes.

          4. The vote for the approval and the adoption of the Plan of Merger upon behalf of Sports Marketing & Television International, Inc. is 4,000 votes.

          5. The laws of the jurisdiction of organization of SMTI Acquisition Corp. permit the merger of a business corporation of that jurisdiction with and into a business corporation of another jurisdiction; and the merger of Sports Marketing & Television International, Inc. with and into SMTI Acquisition Corp. is in compliance with the laws of the jurisdiction of organization of SMTI Acquisition Corp.

          6. The Plan of Merger provides that SMTI Acquisition Corp. will continue its existence as the surviving corporation under the name Sports Marketing & Television International, Inc. pursuant to the provisions of the laws of the State of Delaware.








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          7. SMTI Acquisition Corp. hereby irrevocably appoints the Secretary of State of the State of Connecticut as its attorney to accept service of process in any action, suit, or proceeding for the enforcement of any obligations of Sports Marketing & Television International, Inc. for which SMTI Acquisition Corp. is liable pursuant to subsection (d) of Section 33-371 of the Stock Corporation Act of the State of Connecticut, pursuant to the Plan of Merger, or pursuant to the laws governing SMTI Acquisition Corp.


Dated at __________, on __________, 1996.



               Sports Marketing & Television International, Inc.


          The undersigned officers of Sports Marketing & Television International, Inc. do hereby state under the penalties of false statement that the statements pertaining to Sports Marketing & Television International, Inc. contained in the foregoing Certificate of Merger are true.



                                    ---------------------------------------
                                    Michael Letis, President



                                    ---------------------------------------
                                    Michael Trager, Chairman



Dated at ___________, on __________, 1996.



                             SMTI Acquisition Corp.


          The undersigned officers of SMTI Acquisition Corp. do hereby state under the penalties of false statement that the statements pertaining to SMTI Acquisition Corp. contained in the foregoing Certificate of Merger are true.


                                    ---------------------------------------
                                    Robert M. Gutkowski, President


                                    ---------------------------------------
                                    Kraig G. Fox, Secretary


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